Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offers to Exchange
Pursuant to the Prospectus dated          , 2007

This Notice of Guaranteed Delivery relates to Bank of America Corporation’s (“Bank of America”) offers to exchange (the “exchange offers”) all of its outstanding 5.42% Subordinated Notes due March 15, 2017, or the “old 2017 notes,” for its 5.42% Subordinated Notes due March 15, 2017, or its “new 2017 notes,” and all of its outstanding 5.49% Subordinated Notes due March 15, 2019, or its “old 2019 notes,” for its 5.49% Subordinated Notes due March 15, 2019, or its “new 2019 notes.” The old 2017 and old 2019 notes are collectively referred to herein as the “old notes.” The new 2017 notes and the new 2019 notes are collectively referred to herein as the “new notes.” This Notice of Guaranteed Delivery must be used by a holders of the old notes who wish to tender old notes to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offers — Guaranteed Delivery Procedures” in the Prospectus, dated          , 2007, (the “Prospectus”) and in Instruction 1 to the related Letter of Transmittal. Any holder who wishes to tender old notes pursuant to those guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery on or before the Expiration Date (as defined below) of the exchange offers. Capitalized terms used but not defined in this notice have the meanings ascribed to them in the Prospectus or the Letter of Transmittal, as applicable.

THE EXCHANGE OFFERS AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON           , 2007 UNLESS EXTENDED
BY BANK OF AMERICA (AS EXTENDED, THE “EXPIRATION DATE”).

The Exchange Agent (the “Exchange Agent”) for the exchange offers is:

The Bank of New York Trust Company, N.A.

By Hand, Overnight Courier or Mail:	By Registered or Certified Mail:
The Bank of New York Trust Company, N.A	The Bank of New York Trust Company, N.A.
c/o The Bank of New York	c/o The Bank of New York
101 Barclay Street — 7 East	101 Barclay Street — 7 East
Corporate Trust Operations	Corporate Trust Operations
New York, New York 10286	New York, New York 10286

Attn: Evangeline R. Gonzales	Attn: Evangeline R. Gonzales
Reorganization Unit	Reorganization Unit
(if by mail, registered or certified recommended)

By Facsimile:
(212) 298-1915
Attn: Reorganization Unit

Confirm by Telephone:
(212) 815-3738

Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to Bank of America the principal amount of old notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 1 of the Letter of Transmittal.

The undersigned hereby tenders the old notes listed below:

Aggregate Principal
Amount Represented
Certificate Number(s)	CUSIP Number	by Old Notes	Aggregate Principal
(if known) of Old Notes	of Old Notes	Certificate(s)	Amount Tendered

PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or Authorized Signatory:

Name(s) of Registered Holder(s):

Date: _ _, 2007

Address:

Area Code and Telephone No.:

The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities and Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal, together with the old notes tendered hereby in proper form for transfer and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of firm:

Address:

(Include Zip Code)

Area Code and Tel. No.

Authorized Signature:

Name:
(Please Print)

Title:

Dated: _ _, 2007

DO NOT SEND CERTIFICATES FOR OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF CERTIFICATES FOR OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery.  A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery on or before the Expiration Date in order to participate in the exchange offers using this method of delivery. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of old notes, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery.  If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the old notes referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the old notes without alteration, enlargement, or any change whatsoever.

If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any old notes listed, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the old notes.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to Bank of America of the person’s authority to so act.

3. Requests for Assistance or Additional Copies.  Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the exchange offers.

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